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                                                                    EXHIBIT 10.8
                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT, dated as of February 1, 1997, is made and entered into by and between DepoMed, Inc. a California corporation ("Company"), and John W. Fara, an individual ("Employee").

                                R E C I T A L S:
                                ---------------

     The Company desires to employ Employee and Employee desires to perform the duties and obligations hereinafter described for a period commencing on the date of this Agreement (the "Effective Date") and ending on the second anniversary of the Effective Date, upon the terms and conditions hereinafter set forth.

                               A G R E E M E N T
                               -----------------

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and their performance, the Company and Employee agree as follows:

     1.   Employment.  The Company hereby agrees to employ Employee, and
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Employee agrees to serve the Company in the capacity of President and Chief
Executive Officer, subject to the direction of the Board of Directors of the Company and the terms and conditions of this Agreement. Employee shall, during the term of this Agreement, in good faith perform such duties of the office of President and Chief Executive Officer and shall implement the policies of the Company.

     2.   Employment Term.  Employment of Employee shall commence on the
          ---------------
Effective Date and shall continue until two years from the Effective Date.

     3.   Compensation and Benefits.  From and after the Effective Date and so
          -------------------------
long as Employee is employed by the Company, Employee shall be entitled to the following compensation and benefits:

          (a) Salary.  Employee shall receive an annual salary of $185,000, to
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be paid in periodic installments, in accordance with the Company's standard payroll practice.

          (b) Vacation.  Employee shall receive vacation in accordance with
              --------
Company's standard vacation policy for employees; provided, however, in no event shall the Employee receive less than three weeks of vacation per year.

          (c) Benefits.  Employee shall receive health insurance and dental
              --------
insurance equivalent to those benefits accorded the Company's other employees. Employee shall receive reimbursement for business-related expenses in accordance with the Company's policies, and shall have the right to contribute to any 401(k)
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plan or other similar plan established by the Company, on the same terms as the
Company's other employees.

     4.   Duties.  Employee shall (i) faithfully devote full-time attention,
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skill and ability to discharge the duties assigned to him by the Board of
Directors of the Company, (ii) use best efforts to promote and protect the interests of the Company, (iii) comply with all reasonable and lawful instructions that the Board of Directors of the Company give from time to time, and (iv) provide information and assistance as requested by the Board of Directors of the Company. During the term of this Agreement, Employee shall not engage in any work, enterprise or activity which is, in the opinion of the Board of Directors of the Company, not in the best interests of the Company, or contrary to, or detracting from, the due performance of the business of the Company or the discharge of Employee's duties to the Company.

     5.   Non-Competition and Confidentiality.
          -----------------------------------

          (a) Non-Competition.  Employee agrees that during the term of his
              ---------------
employment by the Company, he shall not carry on any business that is directly or indirectly competitive with or similar to the business conducted by the Company. For purposes of this Agreement, each of the following activities, without limitation, shall be deemed to constitute carrying on a business: to own or control an interest, directly or indirectly, in any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, company or corporation, or act as a director, officer, agent, employee, consultant, partner or stockholder of a business; provided, however, that Employee shall not be prohibited from (i) owning less than 5% of the equity securities of an entity, (ii) serving as a director of an entity, where Employee served in such capacity as of the Effective Date; or (iii) engaging in advising or consulting activities approved by the Company's Board of Directors.

          (b)  Confidentiality.
               ---------------

                (i) Definition of Confidential Information.  As used herein, the
                    --------------------------------------
term "Confidential Information" shall mean all information Employee acquired from any source in the course of his employment by the Company if (A) such information is not either in the public domain or part of Employee's general knowledge learned apart from his work for the Company and (B) Employee has reason to believe that such information is confidential information of the Company. Information shall be "Confidential Information" even if no legal protection has been obtained or sought for such information under federal, state or foreign laws and whether or not Employee has been specifically notified that such information is "Confidential Information." "Confidential Information" includes, by way of example and without limitation, the operation methods of the Company, customer lists and arrangements with Licensees.

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                (ii) Use of Confidential Information.  Without limiting or
                     -------------------------------
otherwise affecting Employee's obligations under Section 5(a) of this Agreement, Employee agrees not to disclose, communicate or use to the detriment of the Company or for the benefit of any other person (including himself), or misuse in any way any Confidential Information. Employee acknowledges and agrees that all Confidential Information received heretofore or to be received hereafter by him from the Company was or will be received by him in confidence and as a fiduciary of the Company. The obligation not to disclose, communicate, use or misuse Confidential Information shall continue indefinitely after the termination, if any, of this Agreement.

     6.   Termination and Severance Payments.
          ----------------------------------

          (a) General.  Employee's employment hereunder shall terminate upon the
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occurrence of any of the following:  (i) the death of Employee; (ii) termination of Employee by the Board of Directors of the Company without Cause (as defined below); (iii) termination of Employee by the Board of Directors of the Company for Cause; (iv) Involuntary Termination of Employee after a Change of Control
(as such terms are defined below) or (v) resignation by Employee.

          (b) Definition of Cause.  As used herein, the term "Cause" shall mean
              -------------------
(i) willful and habitual breach of the duties or obligations required of him by the terms of this Agreement, (ii) habitual neglect of the duties or obligations required of him by the terms of this Agreement, (iii) commission of fraud, embezzlement or misappropriation, or other willful acts of dishonesty or willful misconduct, or commission of a crime of moral turpitude involving Employee whether or not a criminal or civil charge is filed in connection therewith, (iv) the willful unauthorized disclosure of Confidential Information or, (v) breach of the covenant not to compete under Section 5.1 of this Agreement.

          (c)  Definition of Change of Control.  As used herein, "Change of
               -------------------------------
Control" means the occurrence of any of the following events:   (i)  any
"person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company"s then outstanding voting securities; or (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company

                                      -3-
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approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (d)  Definition of Involuntary Termination.  As used herein,
               -------------------------------------
"Involuntary Termination" means (i) the elimination of Employee's job position or a material reduction of Employee's job position or a material reduction of Employee's duties, authority or responsibilities, relative to Employee's job position or duties, authority or responsibilities as in effect immediately prior to such reduction; (ii) the relocation of Employee to a facility or a location more than 50 miles from Company's then present location; or (iii) any other involuntary termination of Employee's employment without Cause, except in the event of disability.

          (e)  Severance Payments.
               ------------------

               (i) If Employee's employment with the Company is terminated during the term of this Agreement without Cause or, if following a Change of Control, Employee's employment is terminated as a result of an Involuntary Termination, other than for Cause, following such Change of Control, then the Company shall pay to Employee an amount equal to Employee's compensation under this Agreement, in the same periodic installments that Employee would otherwise receive such salary ("Severance Payments"); provided, however, that the Company may, in its sole discretion, pay to Employee a lump sum cash payment with the present value of such Severance Payments within thirty (30) days of Employee's termination. In addition, the Company shall pay, so as to provide coverage through the term of this Agreement, or when Employee obtains other employment providing health care coverage, the COBRA insurance premium on behalf of Employee for the group health benefits that he has received while employed by the Company, to the extent permitted under the Company's benefits plans as they may be amended and pursuant to applicable law. This payment of COBRA premiums by the Company does not expand or extend the maximum period of COBRA coverage to which Employee would otherwise be entitled. Employee will not accrue or be entitled to any employee or other benefits, including without limitation, the Company's life insurance coverage, nor shall he accrue vacation under the Company's existing policies or any other arrangements after his termination, other than as expressly set forth in this Agreement.

               (ii) If Employee terminates his employment or if the Company terminates Employee for Cause or by reason of Employee's death, then Employee shall not receive the Severance Payments or other payments set forth in (i) above.

               (iii) Employee agrees that the Severance Payments shall fully compensate him for, and he agrees fully and forever to release any and all claims, if any then exist, arising out of his employment and the termination thereof with the sole

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exception of any alleged violation of applicable state or federal employment statutes, and upon payment of the Severance Payments the Company shall be fully released and discharged as to any and all such claims.

     7.   General Provisions.
          ------------------

          (a) Notices.  All notices and other communications hereunder shall be
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in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered or mailed, first-class postage prepaid:

          If to Company:      DepoMed, Inc.
                              1170 B Chess Drive
                              Foster City, California 94404
                              ATTENTION:  Chairman
                              (Fax Number: 415-513-0999)

          If to Employee:     ___________________________________
                              __________________________________
                              ___________________________________

          (b) Assignment.  The rights and duties of Employee under this
              ----------
Agreement shall not be subject to alienation, assignment or transfer, whether voluntary or involuntary.

          (c) Supersedes Prior Agreements.  This Agreement supersedes all prior
              ---------------------------
employment agreements, understandings, oral or written, between Employee and the Company (or any affiliate of the Company).

          (d) Captions.  The captions used in this Agreement are intended solely
              --------
for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

          (e) Construction.  The language used in this Agreement will be deemed
              ------------
to be the language chosen by each of the parties hereto to express their mutual intent, and no rule of strict construction, including the rule that ambiguities are to be resolved against the drafting party, shall be applied against either party.

          (f) Severability.  If any term of this Agreement or any application
              ------------
thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms contained herein and any other application of said terms shall not in any way be affected or impaired thereby.

          (g) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to contracts entered into by residents of California and to be performed wholly within the State of

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California.

          (h) No Third Party Beneficiaries.  This Agreement shall not confer any
              ----------------------------
rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          (i) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the parties pertaining to the subject matter hereof, and no changes in, additions to, or modifications of this Agreement shall be valid unless set forth in writing and signed by each of the parties.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

COMPANY:                      DEPOMED, INC

                              By: ________________________

                              Title: ______________________



EMPLOYEE:                     ____________________________
                              John W. Fara

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